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                                                                   EXHIBIT 10.37

               DESCRIPTION OF CRAIG T. DAVENPORT SALARY ADJUSTMENT

Effective December 16, 2004, Craig T. Davenport's annual base salary was increased from $300,000 to $312,000 pursuant to Section 2(b) of his Employment Agreement, dated as of December 15, 2003, which provides: "The Base Salary will be reviewed and adjusted from time to time in accordance with the Company's procedures for adjusting salaries for senior executives."